15 December 2006

Manager Companies

Company Announcements Office

Australian Stock Exchange Ltd

Level 4, Stock Exchange Centre

20 Bridge St

Sydney   NSW   2000

Dear Sir

Presentation by Rinker senior executives to analysts and fund managers attending a Rinker operations tour in Las Vegas, Nevada

Please find attached presentations delivered by senior executives of Rinker Group Limited and Rinker Materials to institutional analysts and fund managers during a tour of Rinker Materials operations in Las Vegas Nevada USA on 14 December 2006 (overnight Sydney time).

Yours faithfully

Luke Keighery

Manager Investor Services

Rinker Group Limited    ABN 53003433118

Level 8, Tower B, 799 Pacific Highway, Chatswood NSW 2067  PO Box 5697, West Chatswood NSW 1515

Telephone (02) 9412 6600  Facsimile (02) 9412 6666

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[LOGO]

www.rinker.com

Rinker Group Limited

Presentations to analysts and fund managers
attending a tour of Rinker Materials’ operations
in Las Vegas, Nevada, December 14 & 15, 2006

Program

December 14 – presentations by:

•            David Clarke, CEO, Rinker Group Limited

•            Tom Burmeister, CFO, Rinker Group Limited

•            Quarries East Division, Cliff Kirkmyer, President, Quarries East Division

•            Cement Division, Eddie Allsopp, President, Cement Division

•            Florida Materials Division, Duncan Gage, COO Construction Materials East

•            Concrete Pipe Division, Rod Gamble, President, Concrete Pipe Division

•            West Division, Karl Watson, Jr., President, West Division

•            Readymix Australia, Sharon DeHayes

•            Ira Fialkow, VP Shared Services

•            Bob Albano, GM Nevada Region

December 15 – site visits and plant tours

[LOGO]

1

[LOGO]

www.rinker.com

Rinker Group Limited

David Clarke - CEO

December 2006

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled, “or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

Rinker Group Limited…leveraging strong market positions to build shareholder value

Strategically
	Leading Market	Located in High
	Positions in US	Growth US
	and Australia	States

Strong			Strategy to
Performance			Leverage Value
Record versus			of Resource
Industry Peers			Positions
[LOGO]
Consistent
Strong Growth			Track Record of
Over Many			Successful
Years			Expansion

	Strong	Proven High
	Profitability and	Performance
	Cash Flows	Culture

[LOGO]

A strong geographic footprint across Australia with operations in every major city

[GRAPHIC]

2

[LOGO]	Rinker’s strategy is to be the number one or two player in all of its markets

[GRAPHIC]

Florida represents over 40% of Rinker Group revenue…Well located with strong market positions and distribution networks

[GRAPHIC]

3

A unique combination of assets that cannot be replicated… including 3.9 billion tons of valuable aggregate reserves

[LOGO]

U.S.			Australia

[LOGO]			[LOGO]

Revenue US$4.0bn			Revenue US$1.1bn
Employees 11,200			Employees 3,200
Plants 415			Plants 355
Located in US			Located Australia & China

	Aggregate	(121 m tons)
	Concrete	(27.2m cubic yds)
	Cement	(4.2 m tons)
	Asphalt	(4.4 m tons)
Concrete pipe and products (4.4 m tons)
Gypsum supply (distribution only)

[CHART]

All data based on year end March 2006

Leading positions in Rinker Materials’s major markets - the three fastest growing US states of FL, AZ and NV

Estimated market share ranking

Product	State	Market share ranking
Quarries / aggregates	Florida	1
	Arizona	1
Cement	Florida	1
Concrete	Florida	1
	Arizona	1
	Nevada	2
Concrete block	Florida	1
	Nevada	1
Asphalt	Arizona	1
Concrete pipe	Multiple states, including Texas	1 or 2
Gypsum wallboard supply	Florida	1 or 2

Source: Rinker estimates.

4

Rinker Materials operates in the fastest growing states US population estimated to grow by 29% from 2000 to 2030

[CHART]

Source: US Census Bureau, Population division, Interim State Population Projections, 2005

Internet release date: April 21, 2005

CAGR 15 yrs of construction in Rinker’s key states versus US show long term strength of our major markets

[CHART]

Sources: McGraw-Hill Construction

Annual Constant 1992 PIP Value

5

Cement consumption has been strong in the US for the past three decades, with Rinker in the top performing states

30  year compound annual growth for Portland(1) cement consumption in Rinker’s largest markets (1975-2005)

Market	%

Nevada	7.1

Arizona	5.3

Florida	4.6

US average	2.3

Source: Portland Cement Association.

In key drivers of construction, forecasts show Rinker’s key states rank highly in all areas

Average annual growth 2006–2011 and state ranking amongst all US states

	Florida		Arizona		Nevada
	Avge annual		Avge annual		Avge annual
	growth	Ranking	growth	Ranking	growth	Ranking
	%		%		%

Population growth	2.0	3	2.7	2	2.9	1

Gross state product	3.9	3	3.4	9	4.2	1

Employment	2.2	4	2.4	2	2.8	1

Personal income	4.9	1	4.7	3	4.8	2

Source: Global Insight, Inc. – Regional Services Group

6

Cement consumption per capita in key Rinker states is 54% to 160% higher than US average

Tons per capita – 2005

[CHART]

Source: Portland Cement Association

Leveraging the value of our resource positions…. Integrated operations deliver value across the chain

CEMENT

[GRAPHIC]

AGGREGATES

[GRAPHIC]

ASPHALT		CONCRETE

[GRAPHIC]		[GRAPHIC]

RESIDENTIAL	CIVIL	COMMERCIAL

[GRAPHIC]	[GRAPHIC]	[GRAPHIC]

7

Integrated operations deliver value across the chain… Return on funds employed is broadly similar in different products

Value creation

[CHART]

FOR ILLUSTRATIVE PURPOSES ONLY

Track record of successful expansion…US$1.9 billion for 49 acquisitions and US$1 billion in greenfields investment since ‘98

Expenditure on US greenfield developments, US acquisitions and Australian acquisitions

[CHART]

* Year ended March actuals

•Excludes divestments

•Includes working capital

•Excludes Australian acquisitions made prior to the demerger from CSR in March 2003

8

Performance of acquisitions, including the largest (Kiewit), has improved strongly along with return on base business

EBITDA / Funds Employed

[CHART]

•          Kiewit in YEM03 adjusted to include HYES02 EBITDA data prior to Rinker ownership

High Performance Culture

A major contributor to ongoing strong performance

•          Businesses in the US and Australia split into over 100 local regional cell structures. Managers are mini–CEOs/owners.

•         Market oriented performance cells designed to improve accountability and reward strong performance

•         Rinker group promotes a high performance culture through initiatives including:

•     incentive schemes based on creation of shareholder value

•     incentives centred on achievement of “stretch” goals (beyond budget)

•         Benchmarking against peers shows significant performance improvement in base business since 1998.

9

Cash flow is one of Rinker’s great strengths…

Free cash flow(2)	Free cash as a % of funds employed(3)

[CHART]	[CHART]

Free cash flow: Net cash from operation activities less (a) operating capital expenditure, (b) interest paid, and (c) payments for shares held in trust under long-term incentive plans. Refer to notes 2&3 at rear of presentation.

Consistent performance over many years… Rinker Materials sales and EBITDA growth since 1998

Rinker Materials(i) sales and EBITDA growth

Sales – CAGR(ii) 14%	EBITDA – CAGR(ii) 24%

[CHART]	[CHART]

Notes:

(i) Sales and earnings of Rinker Materials prior to year ended 31 March 2004 refer to the sales and earnings of Rinker Materials when it was a 100% subsidiary of CSR, as publicly disclosed by Rinker in Rinker’s annual reports. Sales and earnings prior to the year ended 31 March 2005 have been adjusted on a pro-forma basis for the purposes of comparability with A-IFRS. The primary pro-forma adjustment is ceasing to amortise goodwill.

(ii) CAGR means compound annual growth rate.

10

Consistent performance over many years… Rinker EPS and return on funds employed since demerger

Rinker’s financial performance(i)

EPS – CAGR(ii) 47%	Return on funds employed

[CHART]	[CHART]

Notes:

(i) The financial performance of Rinker prior to the year ended 31 March 2005 has been adjusted on a pro-forma basis for the purposes of comparability with A-IFRS. The primary pro-forma adjustment is ceasing to amortise goodwill.

(ii) CAGR means compound annual growth rate.

Strong performance record vs industry peers…compound EBITDA growth over 5 yrs, operating cashflow to capital employed

Compound EBITDA(i) growth 2001-2005	Last 12 months operating cashflow/capital employed (ii)

[CHART]	[CHART]

Notes:

(i) Based on year ended 31 December 2005 for all except Florida rock (September 2005), Rinker (March 2006) and Boral (June 2006). EBITDA of Rinker prior to year ended 31 March 2004 refers to the EBITDA of Rinker businesses when Rinker and those businesses were owned by CSR, as publicly disclosed by Rinker in Rinker’s annual reports. EBITDA prior to the year ended 31 March 2005 has been adjusted on a pro-forma basis for the purposes of comparability with A-IFRS.

(ii) Capital employed means the sum of the book value of equity and net debt as at the date of, and as set out in, the last balance sheet published by each company. Operating cashflow means the net cashflow (or equivalent) from operating activities after interest and tax for the 12 months ended on the date of, and as set out in (or calculated from), the most recently published accounts. Where necessary, cash flows have been calendarised or aggregated using other accounts published by the relevant company.

11

Strong performance record vs industry peers…total shareholder return since demerger(i) in March 2003

[CHART]

Source: IRESS

Notes:

(i)  Total shareholder return (TSR), a measurement of shareholder returns from the change in share price assuming dividends and capital returns are reinvested, has been calculated from the opening of trading on the ASX on 31 March 2003 to the close of trading on 24 November 2006.

The Rinker Share price on 24 November 2006 closed at A$18.35. If Rinker’s TSR is calculated from the opening of trading on the ASX on 31 March 2003 to the close of trading on the ASX on 26 October 2006, which was the day prior to the announcement of CEMEX’s Offer, the TSR is 39%.

The Rinker Share price at the close of trading on the ASX on 26 October 2006 was A$13.87.

The TSRs expressed here are on a compound annual basis. The TSR assumes dividends are reinvested on the ex-date at the closing price, ignoring the value of franking credits, tax, brokerage and other costs.

In summary, Rinker continues to perform strongly from a unique combination of assets and market positions that cannot be replicated

Strategically
	Leading Market	Located in High
	Positions in US	Growth US
	and Australia	States

Strong			Strategy to
Performance			Leverage Value
Record versus			of Resource
Industry Peers			Positions
[LOGO]
Consistent
Strong Growth			Track Record of
Over Many			Successful
Years			Expansion

	Strong	Proven High
	Profitability and	Performance
	Cash Flows	Culture

12

[LOGO]

Important notes

1.      A-IFRS

Rinker has adopted Australian Equivalents to International Financial Reporting Standards (A-IFRS) as of the year ended 31 March 2006 (YEM06). Comparative results for the year ended 31 March 2005 have been recast to reflect A-IFRS standards. All quarterly and half year results for YEM06 and YEM05 are also presented on an A-IFRS basis.

US$ accounts

Rinker’s US and Australian subsidiaries each generate all revenue and incur all costs in their local currency. As a result, directors believe their performance is best measured in their local currency. At the group level, Rinker Materials represents around 80% of revenue. As a result, US$ performance represents the most appropriate measure of Rinker performance and value.

Use of Non-GAAP Information

Rinker believes that its business should be assessed using a variety of measures. All measures used in this presentation are based on financial information prepared in accordance with Australian Generally Accepted Accounting Principles (GAAP), which, for Rinker are now contained in A-IFRS. However, certain financial information used in this presentation is not separately defined in GAAP. The US Securities and Exchange Commission (SEC) requires that any such non-GAAP financial information included in this presentation be reconciled to GAAP financial information. Accordingly, footnotes reconciling such non-GAAP financial information have been included at the end of this presentation.

Use of pro-forma results prior to the year ended 31 March 2004

The results of the Rinker group prior to the year ended 31 March 2004 (YEM04), did not reflect the businesses that comprised the Rinker group on demerger from CSR Limited in accordance with an order of the Federal Court on 28 March 2003. Accordingly, unaudited pro forma financial information has been prepared for YEM03 and prior periods. Additionally, for YEM 04 and prior periods, pro forma adjustments have been made for significant A-IFRS changes.

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13

2                                         Reconciliation of Free Cash Flow

Free Cash Flow represents Net cash from operating activities less (1) operating capital expenditures included in cashflows from purchase of property, plant and equipment, (2) interest paid and (3) payment for shares held in trust under long-term incentive plans.

	Information under A-IFRS
	US$ million
Twelve months ended 31 March	2006	2005
Profit before finance and income tax expense	1,145.6	775.1
Depreciation and amortisation	208.9	195.0
Net income tax (paid)	(360.8)	(231.1)
Change in working capital	(74.4)	(86.9)
Loss on asset sales	(58.9)	3.2
Interest received	22.4	20.8
Other	59.6	2.7
Net Cash from operating activities	942.4	678.8
Operating capital expenditure	(197.9)	(193.3)
Interest paid	(43.2)	(49.2)
Payments for shares held in trust	(22.7)	(19.4)
Free Cash Flow	678.6	416.9

Capital expenditure summary:
Operating capital expenditure	(197.9)	(193.3)
Development capital expenditure	(185.8)	(87.8)
Total purchase of property plant and equipment	(383.7)	(281.1)
Purchase of businesses	(160.8)	(33.2)
Total capital expenditure	(544.5)	(341.3)

3                                         Reconciliation of Free Cash Flow as a % of funds employed

Free Cash Flow as a % of funds employed represents Free Cash Flow divided by funds employed.

	Information under A-IFRS
	US$ million
Year ended 31 March	2006	2005
Free Cash Flow	678.6	416.9
Funds Employed	3,048.5	2,838.2
Free Cash Flow as a % of funds employed	22.3%	14.7%

14

[LOGO]

Rinker Group Limited

Tom Burmeister
Chief Financial Officer

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled, “or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

Capital Management

Financial Strategy

•                  The role is to optimize the capital structure while providing the ability to facilitate business initiatives …

…to seize value creation opportunities

2

Credit Ratings

•                  We intend to maintain investment grade ratings but do not target a particular credit rating, per se

•                  Our current ratings reflect our current capital structure and business prospects:

–             Moodys: A3                          S&P: BBB+                                   Fitch: A-

•                  Even after recent capital management initiatives, Rinker’s credit ratios are strong compared with historical S&P averages for our ratings - offering the flexibility to substantially increase leverage if desired.

Total Debt / EBITDA	EBIT Interest Cover	Total Debt / Capital
vs Standard & Poors 3 year averages	vs. Standard & Poors 3 year averages	vs. Standard & Poors 3 year averages

[CHART]	[CHART]	[CHART]

Dividends

•                  Target payout ratio of around 35%

•                  30% pa compound growth in dividends since demerger

Interim	Final	Total Year
AUD cents per share	AUD cents per share	AUD cents per share

[CHART]	[CHART]	[CHART]

* Notional allocation in demerger

Dividend yield:(1)	2.6%	2.0%	1.9%	1.9%
Payout Ratio:(2)	32%	31%	34%	35%

Notes:

(1) Using year end share prices of A$4.93, A$6.95, A$10.80 and A$19.85, respectively

(2) Calculated as dividends declared for that fiscal year divided by NPAT for the relevant year

3

Capital Return

•                  Purpose was to distribute surplus capital and improve balance sheet efficiency

•                  Australian Tax Office (ATO) ruling required to confirm capital return not taxed as a dividend for Australian shareholders:

•                  Process commenced in late 2005

•                  ATO concurrence needed on excess capital to be returned

•                  Amount – A$0.50 per share or US$350 million – was the maximum amount the ATO would consider as a 100% return of capital

•                  Completed in August 2006

Special Dividend

•                  Purpose was to distribute surplus funds and improve balance sheet efficiency

•                  A$0.40 per share or US$277 million declared with YEM06 results and paid in July 2006

•                  As noted, A$0.50 per share was the maximum amount the ATO would consider as a 100% return of capital

4

Share Buyback

Rinker Buyback Activity

[CHART]

•                  Current buyback is for up to 5% of issued capital

•                  Announced May 2006, commenced late August

•                  During the first two months of the program, US$155M worth of shares, representing approximately 2% of outstanding shares, were purchased before the program was paused due to the Cemex takeover bid

•                  Active on 78% of the trading days during this period (vs. 56% for YEM 06)

•                  Contributed capital consideration

Capital Structure

•                  While these initiatives have increased leverage, Rinker’s credit ratios remain strong compared to similarly rated companies with net debt to EBITDA of 0.7X at September 30

•                  In the Independent Experts Report prepared by Grant Samuel and included in Rinker’s recently filed Target Statement, Rinker’s capital structure was described as “inefficient” given that the company is “very lowly geared” and indicated that the company “could comfortably carry an additional US$3.5 billion in debt.”

•                  Rinker’s global peers such as LaFarge, Hanson, and CRH carry Total Debt / EBITDA ratios of approximately 3.0X vs. Rinker’s 0.9X

•                  As outlined in Rinker’s Target Statement, the directors are “reviewing all available alternatives” with the key focus being “to maximize value to Rinker shareholders”

5

Additional Borrowing Capacity Supported by Strong Free Cash Flows

•                  Rinker’s strong free cash flows are capable of supporting investment grade credit ratios with significantly higher levels of debt

Free Cash Flow

[CHART]

•                  HYES06 amount negatively impacted due to the timing of tax payments, which brought forward more than $80M from the second half

Free Cash Flow	YEM02	YEM03	YEM04	YEM05	YEM06	HYES06
Profit before finance and income tax expense	364.8	441.9	551.1	775.1	1,145.6	649.5
Depreciation and amortization	144.9	163.5	177.7	195.0	208.9	110.1
Net income tax (paid)	(75.9)	(99.6)	(117.7)	(231.1)	(360.8)	(220.7)
Change in working capital	—	21.9	(18.0)	(86.9)	(74.4)	(95.1)
(Profit) / loss on asset sales	(6.3)	(20.8)	10.1	3.2	(58.9)	(2.2)
Interest received	2.2	2.0	12.6	20.8	22.4	9.4
Other	15.7	5.4	44.8	2.7	59.6	(26.8)
Net Cash from operating activities	445.4	514.3	660.6	678.8	942.4	424.2
Operating capital expenditure	(95.9)	(79.3)	(166.4)	(193.3)	(197.9)	(104.1)
Interest paid	(56.2)	(51.0)	(53.0)	(49.2)	(43.2)	(19.9)
Payments for shares held in trust	—	—	—	(19.4)	(22.7)	(29.8)
Free Cash Flow*	293.3	384.0	441.2	416.9	678.6	270.4

*                 Free Cash Flow represents cash available for investments in growth (acquistions and greenfield expansion), dividends, and share buybacks

6

[LOGO]

Cliff Kirkmyer

Quarries - East

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,” or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

BUSINESS OVERVIEW

			TN/
	Florida	Georgia	KY	Total
Active Facilities:

Rock Mines	5	2	18	25
Sand Mines	5	2	—	7
Roadbase / Aggregate	3	—	1	4
Processing
Rail / Truck Terminals	7	1	2	10
Marine Terminals	3	—	—	3
Concrete Plants	—	—	9	9
Total	23	5	30	58

Revenue $M *				>$800M
Sales Volumes (million tons)				60
Reserves (billion tons)				1.959
Employees				1,400
Transport Units				540

*                 includes concrete and block revenue in Tennessee

FLORIDA LOCATIONS

[GRAPHIC]

2

GEORGIA LOCATIONS

[GRAPHIC]

SOUTH CENTRAL LOCATIONS

[GRAPHIC]

3

MARKET OVERVIEW

	Florida	Georgia	Tennessee	Kentucky
Market Share - served markets	31%-40%	11%-20%	31%-40%	>40%
Market Share rank	1	2	1	1

End Markets:
Residential	49%	29%	35%	34%

Commercial (Non-residential)	22%	31%	40%	26%

Streets & Highways	29%	40%	25%	40%

Total	100%	100%	100%	100%

Major Competitors:	Florida Rock	Martin Marietta	Vulcan	Rogers Group

	White Rock	Hanson	Rogers Group	Hanson

	Titan	Florida Rock

	Vulcan

	Martin Marietta

FLORIDA MARKET

•                  Volumes down due to housing slowdown, offset somewhat by other construction segments

•                  Cash costs have increased slightly due to legal, stripping, and development activities

•                  Pricing remains strong

•                  DOT funding strong, and expect large flow of work next year

•                  Permitting environment is very challenging

•                  Logistics and scarcity of reserves will drive replacement initiatives

4

GEORGIA MARKET

•                  Volumes up over prior period

•                  Pricing has improved and trend should continue

•                  Cash costs have increased modestly due to stripping and distribution activities

•                  Shipments increasing to Florida markets

•                  DOT funding is improving

•                  Rail capacity issues developing

•                  Market should continue to improve

SOUTH CENTRAL MARKET

•                  Volumes down slightly over prior period

•                  Steady pricing improvement

•                  Cash costs remain flat and very well managed

•                  Continue to improve position:  4 quarries and 1 block plant added in last 2 months

•                  Tennessee DOT activity is improving

•                  Kentucky DOT work is expected to improve

•                  East Tennessee Concrete Business performing well

5

COST REDUCTION INITIATIVES

•                  Optimum cost model being utilized

•                  Production schedules adjusted to optimize inventory and plant balance

•                  Headcount reductions (~13% of workforce in FL)

•                  Several operational improvement projects targeted:

•                  Outsourced and in–house activities balanced to increase productivity and lower overall costs

•                  Product mix optimization

•                  Improve asset utilization

•                  Recognize/dispose of surplus assets

•                  Increase automation to improve productivity, reduce headcount

STRATEGIC OVERVIEW - FLORIDA

•                  Drive to optimal cost position quickly through operational improvement programs and cost reducing capital projects

•                  Maintain market share position and continue to lead in pricing

•                  Continue to add to domestic reserve base

•                  Develop off-shore production facilities and import marine terminals

•                  Grow business via:

•                  Distribution network expansion

•                  Greenfield development

6

STRATEGIC OVERVIEW – GEORGIA, TENNESSEE, KENTUCKY

•                  Continue to manage and reduce cash costs through combination of operational improvement initiatives and high return capital projects

•                  Maintain market position and continue price leadership

•                  Increase production capacity:

•                  Macon

•                  Knoxville

•                  Grow business via:

•                  Heritage expansion

•                  Greenfield development

•                  Bolt-on acquisitions

IN SUMMARY:

•                  Best strategic position in Florida

•                  Logistical strength

•                  Aggregate types

•                  Geographical coverage

•                  Ongoing pricing improvements are expected

•                  Solid business in Georgia, Tennessee, Kentucky

•                  Greenfield and bolt-on opportunities for growth

•                  Good people

7

[LOGO]

Cement

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,” or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

BUSINESS OVERVIEW

Sales Volumes

2 Cement Plants	2.1m tons
2 Import Terminals	2.0m tons
Domestic Trading	0.5m tons
Total	4.6M tons

Revenue	Over $450M

Employees	270

Transport units – tankers	215

CEMENT

[GRAPHIC]

2

MARKET CONDITIONS

Market Share – Florida	31%- 40%
Market Share Rank	No. 1

End Markets: (YEM06)*
Residential	65%
Non-residential/non-building	35%

Total	100%

*Varies due to market conditions

Competitors:

Florida Rock

Cemex

Titan

Lehigh/Continental

Suwannee American

Holcim

Eastern

Lafarge

MARKET CONDITIONS

•                  Volumes softening due to decline in residential activity

•                  Import costs (material & freight) continue to increase

•                  Imports account for more than 40% of Florida demand

•                  Further capacity expansions will replace imports. Rinker, Brooksville; Florida Rock, Newberry; American Cement, Sumterville

•                  Cement Plant operating costs (raw materials, fuel, electricity) increasing, but at a slower rate

•                  July 06 price increase implemented. January 2007 increase announced

3

January 2007 - $12/t price increase justified by projected increases in import costs

•                  Rinker Materials has announced a $12/short ton increase to be effective in early 2007

•                  Imported cement is required to supply in excess of 40% of the demand in Florida

•                  Import costs (cement & freight) will rise nearly $15/metric ton in 2007

•                  We expect the price of cement in Florida will increase to offset this large cost increase

BROOKSVILLE CEMENT PLANT EXPANSION

•                  Executed contract with AMEC/Zachry, well respected, highly recognized for cement plant construction

•                  Cement plant equipment supplied by world’s largest manufacturer, F. L. Schmidt

•                  Project is underway with target for completion in first half calendar 2008

•                  New plant will add an additional 1.1M tons of capacity including masonry and other package products

4

STRATEGIC OVERVIEW

•                  Existing Brooksville Cement Plant – maintain low cost position

•                  Focus on operating cost and production improvements at Miami Cement Plant

•                  Other OIP initiatives – optimize sourcing and logistics, significant reductions in demurrage

•                  Leverage our ability to import cement from multiple suppliers and locations

•                  Price leadership

•                  Maintain market share, not volumes

•                  Strategy to absorb excess capacity

IN CONCLUSION:

•                  Very strong business

•                  Good assets

•                  Good people

•                  Low cost distribution

•                  Flexibility with imports versus market demand

•                  Margins expected to improve over medium to long term

5

[LOGO]

Florida Materials

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,” or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

Florida Materials

Generates revenues of approximately $1.4 billion and employs 3,000 people

Product Line	Plants	Volume

Ready Mix Concrete	95	10 M cubic yds

Concrete Block	26	170 M units

The business is organized by marketing areas…

[GRAPHIC]

2

Florida Market Position

Rinker holds the #1 position in Concrete & Block

Market Share

• Concrete	26 - 31%
• Block	30 - 35%

Most major concrete & block competitors are vertically integrated:

•                  Vertically integrated

•                  Cemex

•                  Florida Rock

•                  Titan

•                  Heidelberg

•                          Non - vertically integrated

•                  Smaller independents, each generally operating within one geographical area

3

Strong long term market fundamentals

•                  Florida is one of the fastest growing states in the US

•                  Concrete products are the preferred building material for residential and most non-residential construction

Shorter term challenge from housing slowdown

•                  Housing inventory levels have slowed residential construction in all major Florida markets

•                  Single and multi-family residential construction accounted for around 65% of our concrete volumes in YEM 06, but this varies depending on market conditions

•                  Concrete block’s exposure to single and multi-family residential construction is around 80%

•                  Aggressive cost control actions taken to match costs to current activity levels

4

Manage to activity levels

•                  Reduce costs

•                  Reduced concrete mixer fleet to cut labor and repair costs

•                  Block plants operated 3 shifts/day on average last year and now operate either 1 or 2 shifts/day

•                  Selling and administrative costs adjusted to match needs of new activity levels

•                  Florida Materials employment has been reduced by 700 people since March

•                  Reduce capital spending to essentials

•                  Maintain market share not volume

•                  Shift towards commercial and infrastructure projects

Florida Materials has a straightforward strategy:

•                  Manage the business according to principles of the “High Performance Organization”

•                  Demonstrate price leadership

•                  Deliver OIP cost savings in transport, labor, maintenance, and overheads

•                  Maximize integrated system profits (cement, aggregate, concrete, block, and transport)

•                  Maintain market share, not volumes

5

Growth has been by acquisition and capacity/productivity increases

•                  Bolt on acquisitions

•                  RMC Panhandle concrete operations in 2004

•                  Acme Ready Mix in 2005

•                  FCCI Ready Mix in 2005

•                  Cemex Brooksville concrete plant in 2005

•                  Keys’ Concrete ready mix and block plants in 2006

•                  Capacity enhancements

•                  Greenfield concrete and block plants

Greenfield plants are positioned in faster growing areas of the state

•                  Greenfield additions

•                  Block plants completed in Fort Myers and Bushnell.

•                  Concrete plants completed in Vero Beach, Regency Park (Orlando), Lake Wales and Port St. Joe. Construction nearly complete on St. Cloud plant.

6

Florida Materials Concrete Plants

[GRAPHIC]

Florida Materials Block Plants

[GRAPHIC]

7

Our core values help to personalize and promote the principles of the high performance organization…

•                  Safety

Nothing comes before the safety of our employees and the public.
Safety is our moral obligation…

•                  Employee Satisfaction

Employees give value to our customers and business when their hearts and minds are fully engaged in their work

•                  Customer Satisfaction

Once we are assured of the safety and well being of our employees, nothing stands in the way of us delivering on our commitments to our customers

•                  Operational Excellence

We operate as efficiently and productively as possible in order to create value for our employees, customers and owners

8

[LOGO]

Concrete Pipe Division

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,” or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in ourfilings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

Concrete Pipe Division Locations

[GRAPHIC]

Concrete Pipe Division Overview

•                  A leading supplier of concrete pipe and products with 46 manufacturing plants in 22 states, and customers in 31 states.

•                  A national business comprising a portfolio of local businesses.

•                  Annual sales of $550M+.

•                  Annual volumes approximately 3.5M tons.

•                  Good performance continues.

2

•                  Nationally, Rinker has a market share of 20%-25%. Rinker is number 1 or 2 in most markets.

•                  End use segments:

•                  Residential/Non-Residential  65%

•                  Streets & Highways 35%

•                  Solid customer relationships.

•                  Strong brand name, strong team.

•                  High performance work ethic.

•                  Low cost position in most markets, controlled capital spending. Actionable cost control plans in place.

Major Competitors

Hanson	Arizona, California, Florida, Georgia Louisiana, Mid-Atlantic, Ohio, Oklahoma and Texas

CRH (Oldcastle)	North Carolina, Texas, Pennsylvania and California

3

Issues

•                  Concrete price improved despite a slight volume decrease of 2.8% over the prior half year.

•                  Residential spending is slowing, but DOT/infrastructure and commercial remain strong with increases in some markets.

•                  Pricing strategies, along with continued cost controls, are providing strong margins with an improvement in EBITDA of 18% over the last half year.

•                  Raw material costs increased sharply over the last several years - steel and cement the largest drivers.

Cost Control Focus

•                  Emphasis continues on activity based costing and internal benchmarking.

•                  Measurement focused organization allows detailed analysis resulting in actionable operational improvement plans.

•                  Cementicious/flyash/steel utilization initiatives

•                  Energy consumption

•                  Freight analysis

•                  Labor efficiencies

•                  Overhead reductions

•                  Improved management and “rightsizing” of mobile equipment.

•                  Disposing of excess property.

•                  Controlled capital spending, managed centrally.

4

Significant reduction in funds employed has helped lift returns.

[CHART]

Developing a High Performance Organization

•                  Continued refining of the asset portfolio based on performance.

•                  Valuing our customer relationships.

•                  Significant focus on Human Resources:  the right people survive and thrive.

•                  Setting the right goals – measuring and rewarding performance.

5

Acquisitions and New Plants

•                  Pipe acquisition in Colorado and Wyoming (October 1, 2005) is performing with significant improvement in market conditions.

•                  Construction of a new plant in Orlando is underway to replace three old and small North Florida plants.

•                  Continued investment to upgrade ageing and less efficient plants.

Safety

Safety continues to be a high priority.

•                  Increased management involvement in safety initiatives at the operations level.

•                  TRIR continues to be the best in concrete pipe industry.

6

[LOGO]

Karl H. Watson Jr.

West Division

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,” or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in ourfilings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

RINKER WEST DIVISION*

•                  Revenues approximately $1.1 billion

•                  38 million tons of aggregates

•                  7.4 million yards(3) of concrete

•                  4.3 million tons of asphalt

•                  17 million concrete block equivalent units

*YEM 06 numbers

RINKER WEST DIVISION

[GRAPHIC]

2

ARIZONA REGION

Business Overview

•                  Revenues – around $ 650 million

•                  22 million tons of aggregates, 4.8 million yards(3) of concrete, and 3 million tons of asphalt

•                  Controls +300 million tons of reserves

•            Phoenix Market

• 1st in concrete

• 1st in asphalt

• 1st in aggregates

• Tucson Market

• 1st in concrete

• 2nd in aggregates

• 4th in asphalt

Long-term fundamentals for Arizona remain strong

Continuing positive trends

• 4.6% job growth

• 3.1% population growth	Arizona will remain a high growth state

• Solid asphalt, aggregate and concrete non – residential backlogs

3

ARIZONA REGION

Key Issues

•                  Lower operating costs on a per unit basis.

•                  Assets adjusted to meet new volume levels

•                  Maintain margins in the face of declining residential activity.

•                  Rebalancing our market segmentation towards non residential

•                  Continue adding to our reserve base in current and future growth corridors.

NEVADA REGION

Business Overview

•                  Revenues – over $175 million

•                  Over 3 million tons of aggregates, 1.5 million yards(3) of concrete and 15 million concrete block equivalents

•                  Controls 20 million tons of reserves

•                  Nevada Region is:

•  2nd in concrete

•  2nd in concrete aggregates

•  1st in block

4

Long-term fundamentals for Nevada remain strong

Continuing positive trends

•                  4.7% job growth

•                  3.8% population growth…remains fastest growing state in country

•                  Very solid concrete and block non – residential backlogs

NEVADA REGION

Key Issues

•                  Reduce operating costs on a per unit basis…particularly in concrete and aggregate.

•                  Maintain margins in residential segment of market.

•                  Add to reserve base in northern Las Vegas

•                  Execute on large “strip” projects

•                  Buffalo Road quarry exit

5

PORTLAND REGION

Business Overview

•                  Revenue $75m

•                  5m tons of aggregate, 290k cubic yards of concrete & 350k tons of asphalt

•                  Controls approx 100m tons of aggregate reserves

•                  Portland Region is:

•  1st in aggregate

•  2nd in concrete

•  3rd in asphalt

Long-term fundamentals for Portland remain strong

Continuing positive trends

•                  2.7% job growth (2000 – 2003 negative job growth)

•                  1.3% population growth

•                  Very solid concrete and aggregate backlogs

6

PORTLAND REGION

Key Issues

•                  Transition reserve position to water-borne sources to replace Fisher and English.

•                  Reduce operating costs on a per unit basis…particularly in aggregate.

•                  Explore potential divestment of asphalt business.

•                  Continue to creep market share organically in concrete. New concrete plant in CBD market

•                  Leverage our strong aggregate position to provide price leadership across all products

EVERETT/SEATTLE REGION

Business Overview

•                  Revenues -$75 million

•                  2 million tons of aggregates, 385k yd3 of concrete, 500k tons of asphalt and over 1 million tons of landfill.

•                  57 million tons of reserves

•                  Everett is:

• 1st in concrete

• 2nd in aggregate	Within Snohomish County

• 2nd in asphalt

7

Everett construction activity

Continuing positive trends

•                  3.1% job growth (Boeing 787)

•                  Large infrastructure work in Everett with I-5 widening

•                  I 912 Initiative to repeal the gas tax failed late last year which means continued state funding of $8.5 billion over next 12- 15 years.

•                  Very strong construction and concrete backlog

EVERETT/SEATTLE REGION

Key Issues

•                  Execute on the I-5 contract.

•                  Continue to decrease operating costs through productivity improvements in quarries and concrete

•                  Maintain our share across all product lines

•                  Increase prices to expand margins, especially in landfill.

•                  Funds reduction through land development sales

8

NORTHERN CALIFORNIA REGION

Business Overview

•                  Revenues - $56 million

•                  1 million tons of aggregates, 400k yd3 of concrete, and 325k tons of asphalt

•                  Controls 45 million tons of aggregate reserves. Limited in output due to permit

•                  Northern CA, within its limited geography, is:

•  1st in concrete

•  3rd in asphalt

•  3rd in aggregates

NORTHERN CALIFORNIA REGION

Market Overview

•                  Aggregate demand exceeds supply as a result of permit limitations on producers..

•                  State infrastructure spending beginning to increase.

•                  Housing is falling directionally as in Sacramento County; however, not as severe.

9

NORTHERN CALIFORNIA REGION

Key Issues

•                  Continue to creep organic share in concrete and asphalt by extending our geographic coverage

•                  Increase concrete capacity with a new plant in Napa.

•                  Lower operating costs on a per unit basis…Clam Shell Dredge

•                  Maintain pricing discipline and leadership in order to maintain margins

QUARRIES GROUP

Business Overview

•                  Revenues - $25 million

•                  4 million tons of crushed aggregates

•                  5 aggregate facilities and 1 JV

•                  1 large quarry in Omaha

•                  2 small rail quarries

•                  1 small specialty material quarries

•                  JV is a large rail quarry (Martin Marietta)

•                  Approximately 380 million tons of reserves

10

QUARRIES GROUP

[GRAPHIC]

QUARRIES GROUP

Market Overview

•                  Ft. Calhoun Stone is the market leader in aggregate sales in Omaha, Nebraska.

•                  Granite Canyon and Milford Quarry supply approximately 40% of the Union Pacific Railroad’s rail ballast needs under long-term contracts. Railroad market remains robust

•                  Granite Canyon and Milford Quarry have supply contracts with WPRR and BNSE for rail ballast.

•                  Guernsey Stone Company is a major supplier of concrete and asphalt aggregate to western Nebraska and eastern Wyoming.

11

QUARRIES GROUP

Strategic Objectives

•                  Reduce operating expenses at Ft. Calhoun as demand slows

•                  Closure of Twin Mountain business and asset sale.

•                  Maintain market share within the railroad networks

RINKER WEST DIVISION

Wrap up

•                  Demand environment in residential is weak but is being offset in our two major markets by non residential and non building.

•                  Pricing environment provides the opportunity for increases.

•                  Lots of opportunity to lower operating costs across all product lines and all regions

12

[LOGO]

Sharon DeHayes

December 2006

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”). Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information. Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication. Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,” or “continue” or the negative thereof or comparable terminology. Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in ourfilings with the Australian Stock Exchange and the SEC. Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer. None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking information.

1

Readymix operations well represented in all major markets across Australia

[GRAPHIC]

[LOGO]

Readymix steady performance over past six years as underlying business improves

EBIT

A$m

[CHART]

EBIT/Sales
(A$) %

[CHART]

ROFE (A$) (3)
%

[CHART]

Data for the year ended 31 March 2004 and prior years is pro forma

* Adjusted for one-offs :  profit from sale of Emoleum asphalt JV

2

Readymix strategy is straightforward and focused on delivering value to our shareholders

•                  Achieve the cost of capital throughout the cycle; ensuring we are adding value for shareholders at the top and bottom of the cycle

•                  Maximize value through the vertically integrated business

•                  Each business/product line expected to return its cost of capital on a stand alone basis

•                  Tight pricing disciplines across the group

•                  Growth focused in Australia – markets with good structure and ongoing growth. Selective small “bolt on” acquisitions where appropriate

•                  Accelerate operational improvement results to drive cost reduction, asset productivity and margin enhancement

•                  Develop property management expertise to provide a sustainable income stream

•                  Aggregates first – ensure adequate reserves to support ongoing growth

•                  Equip our people with the training and resources to achieve High Performance principles, including re safety and environment

Vertical integration provides the opportunity to add further value across the chain

•                  Vertical integration adds a significant advantage in integrated markets

•                  Capture the value upstream but understand it is generated and realised at the “sharp end”

•                  Concrete and concrete pipe must return the cost of capital and be value-creating in their own right

•                  Competing effectively with smaller downstream players requires a strong customer focus, agility and rigid cost control

•                  There is more margin growth achievable over the cycle

3

Price gains ahead of inflation for the past 4 years but recent increases not enough to offset significant cost spikes

Construction materials used in house building; weighted average of 6 capital cities

[CHART]

Source ABS

Readymix operational improvement savings YEM01-06

[CHART]

4

Distribution of YEM07 operational improvement savings year to date

• Optimised concrete manufacturing costs	[CHART]
• More efficient distribution and usage of company transport resources
• Tighter control of overheads and repair & maintenance expenditure
• Improved general fuel consumption
• Improved labour productivity
• Raw materials cost savings
• Enhanced customer focus

All major players focused on replacing quarry reserves for the Sydney market

[GRAPHIC]	• Transparent circles are undeveloped sites
• Size denotes capacity

5

Development application approved for a new high-grade aggregate quarry at Marulan, near Goulburn to supply the Sydney market and environs via a strong rail and road network

[GRAPHIC]

Rail distribution centre at Rooty Hill in Sydney’s western suburbs will efficiently service much of Sydney by road

[GRAPHIC]

6

People development is key to driving the Rinker high performance culture

•      Quarterly reviews with 60+ business managers

•      A number of senior managers to attend Leadership course this year in the US with Rinker Materials peers

•      Twice a year people reviews across the business to identify high potential candidates, to ensure they are given challenging roles and appropriate mentoring

•      Updated in-house Quarry Manager training program

•      Account manager development program and sales effectiveness training to strengthen the sales team

•      Ongoing EP and Customer First training

Cement Australia JV holds > 40% of Australia’s cement capacity

[GRAPHIC]

7

What are we seeing so far this fiscal year (year ending March 2007)

•                  Concrete volumes down slightly for first half. Aggregates steady, and pipe and concrete products slightly up

•                  Price movement is close to cost inflation but needs improvement to offset higher costs

•                  Some costs are up – fuel costs up significantly

•                  Market shares are holding steady

•                  Focus is on maintaining and improving margins

Australian construction activity forecast to remain at strong levels despite housing slowdown

[CHART]

	YEM07		YEM08
House starts	‘000	change	‘000	change
BIS	145.6	-4.6%	142.0	-2.5%
HIA	149.3	-2.1%	152.5	2.1%

Source: ABS + BIS Shrapnel Aug 06 forecast. Value of work done - Constant 2003/04 dollars.   HIA house starts: Oct 06 forecast

8

Key priorities for the business

•                  Maintain margins in face of rising input costs

•                  Accelerate Operational Improvement efforts, with a strong focus on productivity enhancements, cost reductions and optimising returns

•                  Capital investment in existing assets and new growth opportunities

•                  Complete the Sydney quarry reserves strategy

•                  Continue training our people, with particular emphasis on the SHE management system and the Customer First initiative

9

[LOGO]

Rinker Group Limited

Ira Fialkow

Vice President Shared Services

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”).  Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information.  Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication.  Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,”or “continue”or the negative thereof or comparable terminology.  Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in our filings with the Australian Stock Exchange and the SEC.  Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer.  None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law.  You are cautioned not to place undue reliance on any forward-looking information.

1

[LOGO]

Shared Services

What is Shared Services?

“The bundling of support services into a separate organization, which in turn, treats those services as its own core business”

2

Shared Services verses Central or Decentral Services?

Centralized Services	Shared	Decentralized Services
Services
• Corporate Mindset		• Local Control Mindset
• Economies of Scale	• Commercial Mindset	• Responsiveness
• Best Practice Stewardship
• Infrastructure Scale
• Agreed Service Levels
• Valued Asset to Organization

Used with permission from EquaTerra

Shared Services Organization

Information Technology	Transactional Services	Financial Accounting	Human Resources

• Distributed Systems	• QTC – Cash Application	• PBR – Financial Acct.	• Policies, Procedures &
(eg. PC’s, Help Desk)	• CCO – Cash Control	• Fixed Assets	Guidelines
• Communications	• POP – Accounts Payable	• Consolidation	• Payroll
(eg. Networks)	• Imaging	• Semi Annual & Annual	• People Development
• Data Center	• Master Data - COI	Reporting	• Succession Planning
• E-Commerce		• Management Reporting	• Benefits Design &
• Application Support			Administration
• System Security			• Industrial Relations
• Executive Compensation
• Incentive Plan Design

End-to-End Process Leadership

Standardized Processes – On Common Systems

Acquisition Integration

Manage Outsourcing Relationships

Business Continuity Planning

3

Shared Services Model

The Shared Services Model is a perfect fit for the value-adding growth and improve base performance strategy of Rinker Group.

	Strategy Element		Shared Service Fit
1.	Achieve the #1 or #2 market positions in regional markets	1.	Model allows managers to focus on core business
			issues while support services deliver world class
			systems and easy access to key information.

2.	Overall cost leadership	2.	Shared Services benchmarks 1st quartile globally
			in almost every key cost measure.

3.	Continue value adding growth through acquisitions	3.	Relatively easy and cost effective acquisition
			integration. Each instance has been lower than
			existing cost of acquired organization and has
			lowered unit cost to heritage organization.

4.	Continued performance improvement	4.	Overall unit costs have decreased every year
			since 1997. OIP targets are aggressively
			attacked and usually achieved.

5.	Talented people with a high performance ethic	5.	Our people are customer, quality, and cost
			focused. They enjoy what they do and it comes
			through in high performance results.

Shared Services Strategy

A Historical Context of Value from Rinker Shared Services

[CHART]

Concept Source:  Experient Consulting

4

Shared Services Strategy

Work	Goal	Strategy
Subject Matter Experts
• Value added services/analysis	Unlock Value	• Customer Partnering
• Project management		• Strategic Initiatives
• High level customer support		• Information Management

Process Management		• Process Improvements
• Re-work	Eliminate	• Measure and Improve
• Problem resolution
• Data fixing		• Reduce Workforce
• Balanced Staffing
Volume Centers		• Eliminate or Outsource
• Data entry	Automate or Outsource
• Repetitive tasks

Resources focused on value –add initiatives, not transactional tasks

Shared Services Strategy

Our goal is to deliver year on year lower unit cost while improving and expanding our services.  Over the past ten years we have developed and aligned the toolsets providing us with a continuous operational improvement focus.

[GRAPHIC]

5

Maintaining cost flexibility throughout Shared Services

Leveraging Global Standards, focusing on continuous Operational Improvement, monitoring of Transactional Triggers and a partnering for new areas of value add have contribute to year on year unit cost control for all Shared Services.

[CHART]

Maintaining cost flexibility – Example: Accounts Payable

Accounts Payable maintains declining unit costs as transaction volumes fluctuate and services are increased.  As strong operational improvement plan has continuously provided a higher output per FTE.

[CHART]	A/P: Invoices Monthly Total
• 110% increase versus 5 years ago

A/P: Invoices processed daily per FTE
• 132% increase in productivity versus 5 years ago

A/P: Cost per Transaction
• 54% reduction versus 5 years ago

	1996-Start up	1997-1999	2000-2002	2003-2004	2005-2007
Increased Services
POP (A/P)	Accoutns Payable Purchasing Cards	Vendor Master Mail Room	POP Workflow ERS Imaging	Procard Administration	Process Automation (83% paperless)
	T&E Processing	Scheduling Agree	Enhanced Internal Controls	T&E Card Administration	Help Desk Tracking
RinkerVendors.com
Governance
Sarbanes Oxley - Annual Audit Impact
Transaction Monitoring
A/P Aging
Open PO’s
Workflow Tracking

6

Maintaining cost flexibility – Example: Accounts Payable

Continuous improvement of the Accounts Payable process has enabled better than 83% of the A/P transactions to be processed automatically.

•                  Evaluated Receipts  (Payment processed on goods receipt)

•                  Purchase and Travel Card Program

•                  13-15% Auto-posting (Imaged Invoice matches PO within a $1 tolerance)

Automating the AP Process

[GRAPHIC]

Global System Standards – The Power of Leverage

APPLICATIONS	INFRASTRUCTURE

STRATEGIC / INFORMATIONAL		DATA CENTER
Data Warehousing	Microsoft	Hardware	HP Unix
Budgeting / Forecasting	Adaytum		Dell NT
Reporting	BIA - Crystal Enterprise		EMC Storage
		Database	SQL NT
Oracle Unix
		Monitoring	NT -Argent
Unix - HP OpenView
eBUSINESS
Internet	Microsoft
Intranet	Microsoft
Extranet	Haht	NETWORK & SECURITY
Network - Security
TRANSACTIONAL		Firewall	Checkpoint
Core Transactional System	SAP - 3.1i	Internet Filtering	Websense
Project Oriented Business units	Timberline	Email Filtering	Mailsweeper
Aggregate - Asphalt Dispatch	JWS - McLeod	WAN Core Routers	Cisco
Readymix Dispatch	Command Alkon	WAN Data Circuits	MCI
Transportation Management	Loadmaster	LAN	Windows 2000
Imaging	Loadmaster	Anti-Virus	Norton
H/R - Payroll	SAP 4.7	Patch Management	SUS
Time & Attendance	Kronos	Software Delivery	SMS
Steel Detailing/ Rebar	ASA
Contract Management	Contraxx	DESKTOP & PRINTERS
Desktop
User Support		Operating	Windows 2000
Help Desk	Remedy	Office	Office 2000
Project Management	Lotus Notes	PC	Dell - GX270
		Laptop	Dell D600
Printers
		Report Printing	HP Unix
		Ticket Printing	Okidata - Zebra

7

Shared Services – The Power of Leverage

Acquisition Integration

From 1999 through 2006 our  integration model has been leveraged to 350 acquired or greenfield locations

Acquisition - Systems Implementation Date - 50 Businesses - 294 Locations Total	Updated Dec-06

1999	# of Sites	2000	# of Sites	2001 - 2002	# of Sites	2003	# of Sites	2004	# of Sites	2005	# of Sites	2006	# of Sites
Jan-99		Feb-00		Jan-01		Feb-03		May-04		Jan-05		May-06
N Las Vegas Block	1	Fla Rock - Ft. Myer	2	American Precast	1	Solano	5	RMC Fla Panhandle	7	Zepherhills RM	1	Doctor’s Inlet	1
Gornowich Aggregates	1	Jul-00		Feb-01		PacRock	11	Jun-04		Apr-05		West Valley Agg	1
Mar-99		Setco	1	American Limestone	19	Callaway Concrete	1	Tualatin - Or	1	FCCI RM	1	Portland Goble Agg	1
Union Sand	1	Sep-00		Mar-01		Jun-03		Jul-04		June-Aug - 05		Superstition Agg	1
Tarmac (Tampa Block)	1	Leppert	1	Wilson Concrete	9	Quarries Group	6	Loven - Tenn	9	Pahrump	1
Standard Sand	4	Dec-00		Bay Concrete	1	Dec-03		02/01/2004 - 09-01-2004		Infiniton Sand Plant	1	Sep-06
Kennedy Concrete	3	Florida Crushed Sto	14	Dura-crete	3	Yuma Contracting	1	Arizona Locations	120	Brooksville R/M (Cemex)	1	Keys Concrete	10
Jul-99				Jul-01						CTI Aggregate - Wa	1
TXI - Louisiana	7			Southern Culvert	4					Sept - Dec - 05		Nov-06
Deleware Pipe	2			Lafayette Prestress	1					Carder Pipe	3	Kentucky Quarries	4
Nov-99				Dolese (Oklahoma Prestress)	1							Greenback Quarry	1
Morr-Tex	1			Nov-01								Union Concrete	3
Sealy	1			Mid Coast Concrete	4
				12/1/2001 - 3/1/2002
				New England Pipe	5
				Hansen - Las Vegas	8
				Cemex - Kentucky Quarries	6
Acquisition by Year	10		4		12		5		3		7		8
Total Sites by Year	22 - 1999		18 - 2000		62 - 2001 & 2002		24 - 2003		137 - 2004		9 - 2005		22 - 2006

2004- 2006 Plant Additions - Greenfields - 61 Locations

Plant	LOB
Gypsum Supply Mobile	GYPSUM SUPPLY
Gypsum Supply Palm Coast	GYPSUM SUPPLY
Riviera Beach FL Block (#2)	FLORIDA MATERIALS
Ft Pierce Block Manufacturing	FLORIDA MATERIALS
Ft. Pierce FL (West) Block(#2)	FLORIDA MATERIALS
Davenport Block Mfg #2	FLORIDA MATERIALS
Davenport-Block Manufactur(#2)	FLORIDA MATERIALS
Sun City Asphalt	ARIZONA REGION
Albuquerque - Aggregate	NEVADA
Albuquerque - Building Materials	NEVADA
Des Moines - Pipe Distribution	HYDRO CONDUIT
South Jacksonville - Block Man	FLORIDA MATERIALS
Brooksville Gypsum	GYPSUM SUPPLY
Gypsum Supply - Brooksville	GYPSUM SUPPLY
South Jacksonville - R/M, B/M	FLORIDA MATERIALS
Gypsum Supply North Port	GYPSUM SUPPLY
Newline - Plant City	TRANSPORT
Central Ave Aggregate	ARIZONA REGION
Central Ave Ashpalt	ARIZONA REGION
Jacksonville Block Manufacturing - New Plant	FLORIDA MATERIALS
Buffalo Rd NV - Portable Batch Plant	NEVADA

Chino RM - New Plant Prescott Area AZ	ARIZONA REGION
Mobile Steelcon AL - New Plant	GYPSUM SUPPLY
Bunnell FL Block	FLORIDA MATERIALS
North Lejeune - R/M,B/M	FLORIDA MATERIALS
Readymix - PacRock Portable R/M	EVERETT REGION
Ft. Myers RM - New Plant	FLORIDA MATERIALS
El Mirage Landfill	ARIZONA REGION
Bunnell FL Readymix North	FLORIDA MATERIALS
Norcal Portable	N CALIFORNIA REGION
Kyle Canyon NV RM - New Plant	NEVADA
Newline Transport - Mobile	TRANSPORT
Zephryhills Block - New Plant	FLORIDA MATERIALS
Regency Park - R/M,B/M (South Orlando)	FLORIDA MATERIALS
Bunnell RM - New Plant	FLORIDA MATERIALS
Newline Transport - Como	TRANSPORT
N. Vero R/M - Greenfield - New Plant	FLORIDA MATERIALS
Bushnell Block # 1 - New Plant	FLORIDA MATERIALS
St Cloud RM - New Plant	FLORIDA MATERIALS
Coral Rock Block	FLORIDA MATERIALS
Las Vegas Block Plant #2 - New Plant	NEVADA
N. Las Vegas Block Plant	NEVADA

N. Vero Ready Mix	FLORIDA MATERIALS
Lake Wales Ready Mix	FLORIDA MATERIALS
Navarre R/M	FLORIDA MATERIALS
Port St Joe Ready Mix	FLORIDA MATERIALS
Bushnell Block # 1 - New Plant	FLORIDA MATERIALS
Bushnell Block # 2 - New Plant	FLORIDA MATERIALS
Aggregate - Rockledge Agg Terminal	FLORIDA QUARRIES
Aggregate - Riviera Terminal	FLORIDA QUARRIES
Aggregate - Ormond Beach Agg Terminal	FLORIDA QUARRIES
Orlando Hydro Conduit Plant (at Apopka)	CONCRETE PIPE
MGM City Center Ready Mix	NEVADA
Sloan Ready Mix	NEVADA
Coyote Springs Ready Mix	NEVADA
Oracle Ready Mix	NEVADA
St Cloud Ready Mix	FLORIDA MATERIALS
Southedge Ready Mix	ARIZONA REGION
Rimrock Aggregate	ARIZONA REGION
Hansen Farms Resale	WEST
West Palm Beach Portable Ready Mix	FLORIDA MATERIALS

Performance Visibility

Timely financial and operational performance information is critical to our business and partners. Our integrated systems and processes are designed to provide the necessary information quickly and easily.

•A single system providing real-time transactional processing provides a daily P&L

•Month end financial close has been streamlined to a 3 day process.

•Two Key Data Marts provide timely consolidated slice and dice information

•Secure internal and external websites provide timely information to our  employees, customers and vendors

Rinker’s Monthly Financial Close Process

[CHART]

External Visibility via MyRinker

[GRAPHIC]

[CHART]

Internal Visibility MyReports

[GRAPHIC]

8

Summary

•     We are entering our 10th year as a shared services organization

•       Year on year expanded partnership with the business units.

•       Flexible design providing year on year cost reductions

•       Infrastructure of People, Process and Technology leveraged across the global  organization

•       We have a strong track record of successful integration of Processes and Systems.

•       We have been recognized as a leading shared services organization.

•  2002 Voted one of the most innovative companies (Information Week —top 500)

•  2003 Best Mature Shared Services in the World (IQPC/Deloitte)

•  2003 Top 10 Most Admired List (Shared Services News)

•  2005 Top 10 Most Admired List (Shared Services News)

•  2005 Benchmark Value Study with GE, Disney & Lockheed Martin (byinvitation)

Shared Services Questions?

9

[LOGO]

Nevada Region

December 14, 2006

[LOGO]

Important Legal Information

This communication has been made public by Rinker Group Limited (“Rinker”).  Investors are urged to read Rinker’s Target’s Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (including each exhibit thereto), which was filed by Rinker with the U.S. Securities and Exchange Commission (the “SEC”) on November 28, 2006, and all amendments thereto, as they contain important information.  Copies of the Solicitation/Recommendation Statement (including the Target’s Statement and the other exhibits thereto) are, and other public filings made from time to time by Rinker with the SEC which are related to the offer (the “Offer”) by Cemex Australia PTY Ltd, a wholly-owned subsidiary of Cemex S.A.B. de C.V., will be, available without charge at the SEC’s website at www.sec.gov or at Rinker’s website at www.rinker.com.

This communication contains a number of forward-looking statements based on management’s current views, expectations and beliefs as of the date of this communication.  Such statements can be identified by the use of forward-looking language such as “may,” “should, “expect,” “anticipate,” “estimate,” “scheduled,”or “continue”or the negative thereof or comparable terminology.  Such forward-looking statements are not guarantees of future results or performance and involve risks, uncertainties and other factors, including: the general economic and business conditions in the United States and Australia; trends and business conditions in the building and construction industries; the timing and amount of federal, state and local funding for infrastructure; competition from other suppliers in the industries in which Rinker operates; changes in Rinker’s strategies and plans regarding its ongoing business strategy, acquisitions, dispositions and business development; Rinker’s ability to efficiently integrate past and future acquisitions; compliance with, and potential changes to, governmental regulations related to the environment, employee safety and welfare and other matters related to Rinker; changes in interest rates, weather and other natural phenomena, energy costs, pension costs; healthcare costs; outcomes of legal hearings such as the Lake Belt challenge and other risks and uncertainties identified in ourfilings with the Australian Stock Exchange and the SEC.  Rinker can give no assurances that actual results would not differ materially from any forward-looking statements contained in this communication, particularly in light of the many risks and uncertainties regarding the Offer.  None of Rinker, Rinker’s officers, any persons named in the Target’s Statement with their consent or any person involved in the preparation of the Target’s Statement makes any representation or warranty (express or implied) as to the accuracy or likelihood of fulfillment of any forward-looking statement, or any events or results expressed or implied in any forward-looking statement, except to the extent required by law.  You are cautioned not to place undue reliance on any forward-looking information.

1

The Nevada Business

[GRAPHIC]

Nevada Plant Sites

[GRAPHIC]

2

Market Position

Concrete	# 1

Block	# 1

Aggregate	# 2	*

* Concrete Aggregate

Competitors - Concrete

Rinker Materials	# 1

Nevada Ready Mix	# 2

Silver State Materials	# 3

Service Rock	# 4

3

Competitors – Concrete Aggregate

Nevada Ready Mix	# 1

Rinker Materials	# 2

Aggregate Industries	# 3

Las Vegas Paving	# 4

Competitors - Block

Rinker Materials	# 1

Cinder-Lite Block	# 2

Tri-Delta Block	# 3

4

Strategy

•   Market Leadership

•   Quarry Growth

•   Price Increases

•   Aggressive OIP

•   Geographic Market Expansion

Quarries

	Location	Product

El Dorado	Las Vegas, NV	Granite

Moapa Sand	Las Vegas, NV	Natural Sand

Mojave County, AZ	Bullhead City, AZ	Sand & Gravel

Pahrump	Pahrump, NV	Sand & Gravel

5

Market Segments

	2005	2006

Residential	65%	56%

Commercial	26%	34%

Non-Building	9%	10%

The Change on “The Strip”

MGM Project City Center	$7.5B

Project Echelon / Boyd Gaming	$4.0B

Turnberry Fontainebleau	$2.0B

Palazzo / Venetian	$1.0B

Encore / Wynn	$1.0B

New Frontier	$1.5B

6

Las Vegas Expands

[GRAPHIC]

UNLV Forecast Indicators

•            Population 1,896,000

•            Housing (21.5%)

•         18,978 permits 2006

•         24,193 permits 2005

•            Unemployment 4.2%

•            Visitor Volume 40M - 3.33% Increase

•         McCarran Passenger Rate 3.9% Increase

7

Business Conditions Positive

•            CBER Clark County Business Activity Index (January 1995 = 100)

•         September 2005      185.11

•         September 2006      191.35

•            Room Occupancy Rate   94.1%

•            Office Vacancy Rate   9.18%

•            Industrial Vacancy Rate  3.89%

[GRPAHIC]

8